EXHIBIT 99.4
ENSOURCE ENERGY INCOME FUND LP
NOTICE OF GUARANTEED DELIVERY
      This form or one substantially equivalent to this form must be used to accept the offer (the “Exchange Offer”) of Ensource Energy Income Fund LP (the “Partnership”) to exchange for each depositary unit of Eastern American Natural Gas Trust a pro rata share of a special cash distribution of $5.9 million and one common unit of the Partnership, the issuance of which has been registered pursuant to a Registration Statement on Form S-4 (No.           ). The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2005, unless extended (as it may be extended, the “Expiration Date”). As described in the enclosed prospectus, dated                     , 2005, of Ensource Energy Income Fund LP (the “Prospectus”), if you are a registered holder of depositary units and wish to tender your depositary units, but (1) the certificates for the depositary units are not immediately available or (2) time will not permit the certificates for the depositary units or other required documents to reach Computershare Trust Company, Inc., as exchange agent (the “Exchange Agent”), before the Expiration Date, you may effect a tender of your depositary units if
      (1) the tender is made through an Eligible Institution (as defined in the Letter of Transmittal relating to the Exchange Offer);
      (2) prior to the Expiration Date, the Exchange Agent receives from an Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the amount of depositary units you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery. These documents may be sent by overnight courier, registered or certified mail or facsimile transmission. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered depositary units (in proper form for transfer), a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents will be deposited by the Eligible Institution with the Exchange Agent; and
      (3) the Exchange Agent receives the certificates for all physically tendered depositary units (in proper form for transfer), a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.
Delivery to: Computershare Trust Company, Inc., Exchange Agent

By Registered or Certified Mail: 350 Indiana Street, Suite 800 Golden, CO 80401	By Facsimile: (Eligible Guarantor Institutions Only) (303) 262-0606	By Hand, Overnight Delivery or Regular Mail: 350 Indiana Street, Suite 800 Golden, CO 80401
To Confirm by Telephone or for Information Call: (800) 962-4284
      Delivery of a Letter of Transmittal to an address other than the address listed above or transmission of instructions by facsimile other than as set forth above is not valid delivery of the Letter of Transmittal.

Ladies and Gentlemen:
      Subject to the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to Ensource Energy Income Fund LP the depositary units set forth below pursuant to the guaranteed delivery procedures described in the Prospectus under the caption “The Offer — Guaranteed Delivery.”

Certificate Nos. (if known)	Aggregate Depositary Units
of Depositary Units	Tendered

          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
PLEASE SIGN HERE

X

X

Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number: (       )        -
          Must be signed by the holder(s) of depositary units as their name(s) appear(s) on certificates for depositary units or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE
(Not to be used for signature guarantee)

          The undersigned, an Eligible Institution, hereby guarantees that the certificates representing the principal amount of Depositary Units tendered hereby in proper form for transfer, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Name:

Zip Code	(Please Type or Print)

Area Code and Telephone Number: -------------------	Dated: ------------------------------ , 2005

NOTE:	DO NOT SEND CERTIFICATES FOR DEPOSITARY UNITS WITH THIS FORM. CERTIFICATES FOR DEPOSITARY UNITS SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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